SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[X]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

Cotelligent, Inc.

(Name of Registrant as Specified In Its Charter)

G&G Holdings, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

2003 ANNUAL MEETING OF STOCKHOLDERS

OF
COTELLIGENT, INC.

TO BE HELD ON JULY 10, 2003

PROXY STATEMENT

OF
G&G HOLDINGS, LLC

        This Proxy Statement (the “Proxy Statement”) and the enclosed GOLD Proxy Card (the “Proxy Card”) are being furnished in connection with the solicitation of proxies by and on behalf of G&G Holdings, LLC (“G&G Holdings” or “we”), a Delaware limited liability corporation, to be used at the 2003 Annual Meeting of Stockholders of Cotelligent, Inc., a Delaware corporation (“Cotelligent” or the “Company”), which the Company has announced is scheduled to be held on Thursday, July 10, 2003 (the “Annual Meeting”). The Company has announced that its Annual Meeting will be held at the Hyatt Newporter, 1107 Jamboree Road, Newport Beach, California, and will begin at 9:00 a.m.

      THIS SOLICITATION IS BEING MADE BY G&G HOLDINGS AND NOT ON BEHALF OF THE COMPANY.

      This Proxy Statement and the enclosed GOLD Proxy Card are first being mailed on or about June      , 2003 to all stockholders of the Company of record as of May 30, 2003.

      We are soliciting your proxy to vote in favor of our representative, Richard Green, for election to the Company’s Board of Directors at the Annual Meeting.

      The Cotelligent board of directors currently consists of three classes, Class I, Class II, and Class III, each containing one director. According to Cotelligent’s proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on June 2, 2003, only the Class II director will be elected at the Annual Meeting. The Class II director elected will serve a three-year term expiring at Cotelligent’s 2006 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.

      The record date for determining stockholders entitled to notice of and to vote at the Annual Meeting is May 30, 2003 (the “Record Date”). Stockholders of record at the close of business on the Record Date will be entitled to one vote at the Annual Meeting for each share of Cotelligent common stock (“Share”) held on the Record Date. At the Record Date 15,068,855 Shares were outstanding. The proxies solicited by this Proxy Statement will be voted at the Annual Meeting, or at any special meeting called to consider or take corporate action related to the Offer, including any adjournment, postponement or continuation thereof, regardless of whether such meeting takes place on July 10, 2003, or any other date. All Shares represented by each properly executed, unrevoked Proxy Card received in time for the Annual Meeting will be voted in the manner specified therein.

      YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. WE URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED GOLD PROXY CARD TO VOTE FOR RICHARD GREEN, OUR DIRECTOR NOMINEE.

      WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE COMPANY. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE THAT PROXY BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER-DATED PROXY FOR THE ANNUAL MEETING TO G&G HOLDINGS, C/ O                               AT THE ADDRESS BELOW, OR TO THE SECRETARY OF G&G HOLDINGS, OR BY VOTING IN PERSON AT THE ANNUAL MEETING. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE ANNUAL MEETING. SEE “PROXY PROCEDURES” BELOW.

Important

      1.     If your Shares are registered in your own name, please sign, date and mail the enclosed GOLD Proxy Card to                               , our proxy solicitation agent, in the postage-paid envelope provided.

      2.     If your Shares are held in the name of one or more brokerage firms, banks, bank nominee or other institutions, only they can sign a GOLD Proxy Card with respect to your Shares and only upon receipt of specific instructions from you. Accordingly, you should contact the person(s) responsible for your account and give instructions for a GOLD Proxy Card to be signed for your Shares. G&G Holdings urges you to confirm in writing your instructions to the persons responsible for your account and to provide a copy of such instructions to G&G Holdings in care of                               at the address below, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

      If you have any questions about executing or delivering your GOLD Proxy Card or require assistance, please contact:

FORWARD-LOOKING STATEMENTS

      G&G Holdings urges you to read this entire Proxy Statement carefully. The information contained in this Proxy Statement includes forward-looking statements. Such statements are indicated by words or phrases such as “anticipates,” “estimates,” “projects,” “believes,” “intends,” “expects” and similar words and phrases. Forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such factors include, among others, the following: the Company’s ability to achieve improved operating results, the Company’s ability to obtain financing, and our ability to attract highly-qualified directors. Given these uncertainties, the Company’s stockholders are cautioned not to place undue reliance on such forward-looking statements. G&G Holdings disclaims any obligation to update any such factors or forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

INTRODUCTION

      As stockholders of Cotelligent, we are concerned about its future. The Company’s financial performance over the past several years has been quite poor.

•	Revenues have declined from $96.7 million in 2000, to $46.8 million in 2001 to $17.0 million in 2002;

•	Working capital has declined from $36.9 million in 2000, to $26.2 million in 2001 to $15.9 million in 2002;

•	For the three months ended March 31, 2003 revenue fell 51% compared to revenue from the same quarter of the previous year from $5.9 million to $2.9 million; and

•	From March 31, 2002 to March 31, 2003, Cotelligent’s cash and cash equivalents declined more than $9 million, from $23.1 million to $14.0 million.

      We believe that if Cotelligent continues to lose money at its current rate, it will not be able to operate as a going concern for much longer than a year.

      As Cotelligent’s financial performance has suffered, so to has its stock price, which has declined steadily over the last several years.

•	From the end of June 2000 to today (June 10, 2003) the price of a share of Cotelligent Common Stock has declined from $5.688 to $0.25, a 96% decline.

•	At a stock price of $0.25 Cotelligent has a market capitalization of approximately $3.8 million, well below the value of the cash that it is holding.

      We believe that the decline in stock price and the current discount of the Company’s stock price to its intrinsic value demonstrate that investors have lost confidence in the management team and the board of directors of the Company. We believe that this loss of confidence stems not only from the poor financial performance but also from concerns about the management of the Company. For instance, Cotelligent delayed filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 for several months in connection with a restatement of its financial statements for the quarter ended March 31, 2002, the fiscal year ended December 31, 2001 and the nine month transition period ended December 31, 2000. We believe the delay and the restatements send investors a message that the management of the Company does not care about the quality or the timeliness of the information that it provides to stockholders.

      We believe in Cotelligent’s technology, but do not believe that current management team and board of directors is maximizing the value of this technology. Accordingly, on November 25, 2002 we made an offer to acquire all outstanding shares of Cotelligent’s common stock at a price of $0.70 in cash, subject to due diligence and financing conditions. We never received any meaningful response to this offer from the Company’s management or board of directors, nor were we able to conduct any further due diligence. In addition, since the time of our offer the Company’s cash balances and stock price have declined precipitously, further eroding the value of the Company. In light of all these factors, we withdrew our offer on June 11, 2003.

      We have met with the Company’s management several times over the last few weeks to share our vision for the Company. We proposed that the Company add new highly-qualified members with significant industry expertise to its board of directors in order to instill confidence among investors and maximize the value of the Company’s technology. Our motive was simple — to propose a board of directors well equipped to build value for all the stockholders and to stop the continuing dramatic decline in the Company’s business and prospects occurring under the current management.

      Management rebuffed our proposal to add these highly-qualified directors, forcing us to take this step to nominate our own candidate for the one seat to be elected at this meeting. We believe that Richard Green, our director nominee, is a highly-qualified candidate with specific expertise that could help the Company realize its potential. As described below, Richard Green has the background and skills needed to lead Cotelligent to improved performance and begin to build value for all stockholders. Like all Cotelligent stockholders, we would like to see the Company reverse its poor financial performance. We believe change must start at the top.

      Accordingly we ask you to help us elect our director nominee, Richard Green, to the Cotelligent board of directors by completing and returning the enclosed GOLD Proxy Card.

QUESTIONS AND ANSWERS ABOUT THIS PROXY SOLICITATION

What are We Asking You to Vote For?

      We are asking you to vote in favor of the election of our director nominee to the Company’s Board of Directors instead of the nominee put forth by the Company. We believe our director nominee can best maximize the value of the Company.

Who is Our Director Nominee?

      We are asking you to elect Richard Green as a director of the Company. Mr. Green is a highly-qualified individual who we believe will act in the best interests of the Company’s stockholders. For a further description of Mr. Green’s background please see the “Election of Director” section below.

Why are We Soliciting Your Vote?

      We are soliciting your vote because we believe that the current directors are not maximizing the value of the Company, and, indeed, are passively presiding over the Company’s affairs. In light of our belief that the Company’s current directors are not acting in the best interests of the Company’s stockholders, we are nominating our director nominee for election at the Annual Meeting. We are well aware that the incumbent nominated for election at this meeting is Mr. James Lavelle, the current Chairman of the Board and Chief Executive Officer of Cotelligent. We believe that as Chairman and CEO, Mr. Lavelle should be held directly responsible in all respects for Cotelligent’s dismal financial and operating results. The election of Mr. Green as a director will not remove Mr. Lavelle as Chief Executive Officer. It will, however, send a signal to existing management and the board of directors that its shareholders are in favor of a clear change in direction and that Cotelligent cannot continue “business as usual.”

Who Can Vote at the Annual Meeting?

      If you are a record owner of the Company’s Common Stock at the close of business on the Record Date of May 30, 2003, you have the right to vote on all proposals properly put to stockholders at the Annual Meeting. Even if you sold your Shares after the record date for the Annual Meeting, you retained the right to vote in person or by proxy on the matters to be considered at the Annual Meeting. It is important that you grant a proxy regarding shares of Cotelligent common stock you held on the record date for the Annual Meeting, or vote those shares in person at the Annual Meeting, even if you no longer own those shares.

How Do I Vote?

      If you were the record holder of your shares of Cotelligent common stock on the record date for the Annual Meeting, you may attend the Annual Meeting and vote in person. In lieu of attending the Annual Meeting and voting in person, you may vote by returning a proxy for the Annual Meeting.

      If you are not the record holder of your shares of Cotelligent common stock, please refer to the discussion following the question “How do I vote if I am not the record holder of my shares?”

How Do I Vote by Proxy?

      To vote by proxy, you should complete, sign and date the enclosed GOLD Proxy Card and return it promptly in the enclosed postage-paid envelope. To be able to vote your shares of Cotelligent common stock in accordance with your instructions at the Annual Meeting, we must receive your proxy as soon as possible but in any event prior to the stockholder vote at the meeting.

How Do I Vote if I Am Not the Record Holder of My Shares?

      If your Shares are held in the name of one or more brokerage firms, banks, bank nominee or other institutions, only they can sign a GOLD Proxy Card with respect to your Shares and only upon receipt of specific instructions from you. Accordingly, you should contact the person(s) responsible for your account and give instructions for a GOLD Proxy Card to be signed for your Shares. We urge you to confirm in writing your instructions to the persons responsible for your account and to provide a copy of such instructions to G&G Holdings in care of                     at the address below, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

      If you do not have record ownership of your shares of Cotelligent common stock and want to vote in person at the Annual Meeting, you may obtain a document called a “legal proxy” from the brokerage firm, bank nominee or other institution holding your shares of Cotelligent common stock and bring it to the Annual Meeting.

If I Plan to Attend the 2003 Annual Meeting, Should I Still Submit a Proxy?

      Whether or not you plan to attend the Annual Meeting, we urge you to return a proxy. Returning the enclosed GOLD Proxy Card will not affect your right to attend the Annual Meeting and vote in person.

How Will My Shares Be Voted?

      If you return the enclosed GOLD Proxy Card, your shares of Cotelligent common stock will be voted as you direct. If you return the enclosed GOLD Proxy Card to us without instructions, we will vote all of your shares of Cotelligent common stock FOR the election of our director nominee to serve as a Class I director on Cotelligent’s board of directors for a three-year term expiring at Cotelligent’s 2006 Annual Meeting of Stockholders of Cotelligent and until his successor is duly elected and qualified.

      Unless your proxy specifies otherwise, we will presume that it relates to all of your shares of Cotelligent common stock held of record as of the record date for the Annual Meeting.

How Many Shares Must Be Voted in Favor of Our Director Nominee to Elect Him?

      Conducting business at the Annual Meeting requires a quorum. The presence, in person or by proxy, of the holders of a majority of the shares of Cotelligent common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the Annual Meeting. Assuming a quorum is present at the Annual Meeting, the nominee to the Company’s Board of Directors who receives a plurality of the votes eligible to be cast at the Annual Meeting will be elected.

      With regard to the election of directors, only shares that are voted in favor of the director nominee will be counted towards achievement of a plurality. Votes that are withheld and broker non-votes, if any, will have no effect on the outcome of the election of the directors. Brokers will not have discretion to vote shares held in street name without instructions from the beneficial owner of the shares with respect to the election of directors.

What Should I Do to Vote for G&G Holdings Director Nominee?

      Sign, date and return the enclosed GOLD proxy card today to                     in the prepaid envelope provided to vote for our director nominee. In order for your vote to be valid, your GOLD proxy card must be signed and dated.

Whom Should I Call if I Have Questions About This Proxy Solicitation?

      Please call                     toll free at  or collect at                     if you have questions or need assistance.

IMPORTANT

      WE BELIEVE THAT ELECTION OF OUR DIRECTOR NOMINEE WILL ENABLE STOCKHOLDERS TO MAXIMIZE THE VALUE OF THE COMPANY.

      WE URGE YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TO VOTE FOR THE ELECTION OF OUR DIRECTOR NOMINEE

      IF YOU HAVE ALREADY SENT A PROXY TO THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF OUR DIRECTOR NOMINEE BY SIGNING, DATING AND MAILING THE ENCLOSED GOLD PROXY CARD.

THE ANNUAL MEETING

Election of Directors

      We are soliciting proxies from stockholders to vote for the election of our representative, Richard Green, to the Company’s Board of Directors at the Annual Meeting. The Cotelligent board of directors currently consists of three classes, Class I, Class II, and Class III, each containing one director. According to Cotelligent’s proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on June 2, 2003, only the Class II director will be elected at the Annual Meeting. The Class II director elected will serve a three-year term expiring at Cotelligent’s 2006 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.

      In accordance with Cotelligent’s Amended and Restated Bylaws, we have provided written notice to the Secretary of Cotelligent of our intent to nominate Richard Green for election as a Class II director to Cotelligent’s board of directors at the Annual Meeting to serve for a three-year term expiring at Cotelligent’s 2006 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his death, resignation, retirement or removal.

      Set forth below are the name, age, business address, present principal occupation and employment history of Richard Green for at least the past five years. No corporation or organization identified in the following table is an affiliate of Cotelligent. Mr. Green has consented to being named in this Proxy Statement and has consented to serve as a director if elected. Additional information regarding our director nominee and the other participants in our solicitation of proxies in connection with the Annual Meeting can be found in Annex A to this proxy statement.

Name, Age and Business Address	Present Principal Occupation and Five-Year Employment History

Richard W. Green, age 55 G&G Holdings, LLC 26431 Crown Valley Parkway Suite 200 Mission Viejo, California 92691	Mr. Green’s present principal occupation is Chief Operating Officer of Effective Technology Consultants, LLC, a retail supply/demand chain consulting group, a position he has held since October of 1998. In addition, Mr. Green has served as Managing Partner of G&G Holdings, LLC since December of 2002. From January of 1997 to October of 1998, he served as the Vice President of Business Development for SofTechnics Inc., a software development company. From June of 1995 to December of 1996, Mr. Green was a Client Partner with AT&T Solutions’ national retail group where he served as interim CIO for two Fortune 100 clients during acquisition and merger activities. Prior to joining AT&T, Mr. Green served as Senior Manager in the Retail and Wholesale consulting practice at KPMG Peat Marwick, an accounting firm from April of 1993 to May of 1995.

      We have no reason to believe that our director nominee will be disqualified or unwilling or unable to serve as a Cotelligent director if elected. We reserve the right, however, to nominate substitute persons if Cotelligent makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying our director nominee as a director of Cotelligent. In addition, if any additional directorships are to be voted upon at the Annual Meeting, we reserve the right to nominate additional persons to fill the added positions on the Cotelligent board of directors. Shares represented by proxies given to us will be voted for any of our substitute or additional director nominee.

      Our director nominee, if elected, will be one of three directors responsible for managing the business and affairs of the Company. Each director of the Company has a legal obligation to discharge his duties as a director on an informed basis, in good faith, with the care an ordinarily careful and prudent person in a like position would exercise under similar circumstances and in a manner the director honestly believes to be in the best interests of the Company and the stockholders. In this regard, circumstances may arise in which the interests of G&G Holdings and their affiliates, on the one hand, and the interests of other stockholders of the Company, on the other hand, may differ. In any such case, G&G Holdings expects our director nominee to discharge fully their obligations to the Company and its stockholders under Delaware law.

      If elected, our director nominee would be entitled to such compensation that is consistent with the Company’s past practice for services as an independent director of the Company which is described in Cotelligent’s proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on June 2, 2003.

      We have agreed to indemnify our director nominee, to the fullest extent permitted by applicable law, from and against any and all expenses, liabilities or losses of any kind arising out of any threatened or filed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, asserted against or incurred by him in his capacity as a nominee for election as a director of the Company. We anticipate that if our director nominee is elected at the Annual Meeting, he will have the benefits of any existing Company indemnification provisions for directors. We will also reimburse our director nominee for his reasonable out-of-pocket expenses.

      We believe that it is in the best interest of the stockholders of Cotelligent to elect our director nominee as a Class II director on Cotelligent’s board of directors at the Annual Meeting. We note that, if our director nominee is elected as a Class II director on Cotelligent’s board of directors, he will be one of three members of the Company’s board of directors. As a result, if elected, our director nominee will be unable to unilaterally take any action to pursue our stated objectives for the Company described in this proxy statement in the absence of support from at least one of the other two members of the Company’s board of directors. However, we believe that electing our director nominee to the Company’s board of directors will enable us to apply greater pressure on the Company’s board of directors to maximize the value of your investment in the Company.

      Your vote is extremely important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed GOLD Proxy Card, voting FOR our director nominee, and return it promptly in the enclosed, postage-paid envelope. If you return our GOLD Proxy Card, we will vote all of your shares of Cotelligent common stock FOR our director nominee to serve as Class II director on Cotelligent’s board of directors, unless you appropriately indicate otherwise.

      We strongly recommend that you vote FOR the election of our director nominee.

Other Matters to be Considered at the Annual Meeting

      We are not aware of any other substantive matter to be considered at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment, postponement or continuation thereof, we will vote all proxies we hold in accordance with our best judgment and consistent with federal proxy rules.

Quorum and Voting

      Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting.

      The presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote thereat is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present or represented by proxy, the stockholders entitled to vote, present or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present or represented. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

      Each stockholder is entitled to one vote for each share held. Assuming a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by stockholders at the Annual Meeting. Votes not cast at the Annual Meeting because authority to vote for nominee is withheld as a result of abstentions or broker non-votes will not affect the outcome of the election of directors.

PROXY PROCEDURES

      The shares represented by each GOLD Proxy Card which is properly executed and returned will be voted at the Annual Meeting in accordance with the instructions marked thereon. Executed but unmarked GOLD Proxy Cards will be voted FOR the election of our director nominee to the Company’s Board of Directors.

      In order for your views to be represented at the Annual Meeting, please mark, sign and date the enclosed GOLD Proxy Card and return it to G&G Holdings, c/o                               , in the enclosed envelope in time to be voted at the Annual Meeting. Execution of the GOLD Proxy Card will not affect your right to attend the Annual Meeting and to vote in person.

      Any proxy (including a proxy given to the Company) may be revoked at any time before it is voted by (a) submitting a duly executed new proxy bearing a later date, (b) attending and voting in person at the Annual Meeting or (c) at any time before a previously executed proxy is voted, giving written notice of revocation to either (i) G&G Holdings, LLC, c/o                     ,                                         , or (ii) Cotelligent, Inc.,                                         . We request that a copy of any revocation sent to the Company also be sent to G&G Holdings c/o                     at the above address. Merely attending the Annual Meeting will not revoke any previous proxy which has been duly executed by you. The GOLD Proxy Card furnished to you by G&G Holdings, if properly executed and delivered, will revoke all prior proxies. Only your latest dated proxy for the Annual Meeting will count.

      Only holders of record as of the close of business on the Record Date will be entitled to vote. If you are a stockholder of record on the Record Date, you will retain your voting rights for the Annual Meeting even if you sell such shares after the Record Date. Accordingly, it is important that you vote the shares held by you on the Record Date, or grant a proxy to vote such shares on GOLD Proxy Card, even if you sell such shares after the Record Date.

      If any of your shares are held in the name of one or more brokerage firms, banks, bank nominee or other institutions on the Record Date, only they can vote such shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the GOLD Proxy Card.

      If you have any questions regarding execution of your GOLD Proxy Card or require assistance, please contact                     at                     .

      G&G HOLDINGS URGES YOU TO MARK, SIGN, DATE AND RETURN THE GOLD PROXY CARD IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. NO POSTAGE IS REQUIRED FOR MAILING WITHIN THE UNITED STATES.

SOLICITATION OF PROXIES

      Proxies may be solicited in person by mail, press release, advertisements in newspapers, magazines and/or trade publications, telephone, telecopier, telegraph, electronic mail, Internet (World Wide Web) publication, television, radio and newspapers. Solicitations may be made by members and other employees of G&G Holdings, none of whom will receive additional compensation for such solicitations. G&G Holdings will request banks, brokerage houses and other custodians, nominee and fiduciaries to forward all of its solicitation materials to the beneficial owners of the Shares they hold of record. G&G Holdings will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

      G&G Holdings has retained                     for advisory, information agent and proxy solicitation services in connection with the Offer and this proxy solicitation.                     will receive $                    compensation for its services, will be reimbursed for reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection therewith, including certain liabilities under the federal securities laws.                     will solicit proxies from individuals, brokers, bank nominee and other institutional holders. It is anticipated that approximately           persons will be utilized by                     in its solicitation efforts, which may be made by telephone, telegram, facsimile and in person.

      G&G Holdings estimate that total costs relating to the solicitation of proxies are expected to be approximately $                    , including fees payable to                     . To date, G&G Holdings has incurred approximately $                    in communicating with the Company’s stockholders in connection with this proxy solicitation. Actual expenditures may vary materially from this estimate, however, as many of the expenditures cannot be readily predicted. The entire expense of preparing, assembling, printing and mailing this Proxy Statement and any other related materials and the cost of communicating with the Company’s stockholders will be borne by G&G Holdings. G&G Holdings do not intend to request reimbursement from the Company for these expenses. We may, if our nominee is elected to Cotelligent’s board of directors, seek reimbursement of our expenses from Cotelligent. We do not intend to seek stockholder approval of any such reimbursement.

INFORMATION ABOUT PARTICIPANTS

      The proxies solicited hereby are solicited by (i) G&G Holdings (ii) our director nominee, Richard Green, and (iii) Steve Galvanoni. Information related to the participants in our proxy solicitation, including their beneficial ownership of Cotelligent common stock, is set forth in Annex A to this proxy statement and is incorporated into this proxy statement by reference. Except as set forth in Annex A, none of the participants in our proxy solicitation is a party to any commercial dealing with Cotelligent or its subsidiaries that is required to be disclosed in this proxy statement by applicable federal securities laws. Information in this proxy statement about each participant in our proxy solicitation was provided by that participant.

THE COMPANY

      Except as otherwise set forth herein, the information concerning the Company contained in this Proxy Statement has been taken from or based upon publicly available documents and records on file with the Commission and other public sources and is qualified in its entirety by reference thereto. Although we do not have any knowledge indicating that any statement contained herein is untrue, we do not assume any responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by the Company to disclose events that may have occurred or may affect the significance or accuracy of any such information but that are unknown us.

      According to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2003, the Company is a Delaware corporation, with principal executive offices at 100 Theory, Suite 200, Irvine, California 92612 and the telephone number of the Company’s executive offices is (949) 823-1600.

      The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files periodic reports, proxy statements and other information with the Commission relating to its business, financial condition and other matters. The Company is required to disclose in such proxy statements certain information, as of particular dates, concerning the Company’s directors and officers, their remuneration, stock options granted to them, the principal holders of the Company’s securities and any material interests of such persons in transactions with the Company. Such reports, proxy statements and other information may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the Commission by telephoning 1-800-SEC-0330. The Company’s filings are also available to the public on the Commission’s Internet site (http://www.sec.gov). Copies of such materials also may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

Stock Ownership of Certain Beneficial Owners of Cotelligent Common Stock

      The following table sets forth as of May 30, 2003 information regarding the beneficial ownership of the Common Stock of the Company by (i) each person known to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s directors, (iii) each named executive officer and each officer named in the Summary Compensation Table in the Company’s proxy statement for the

Annual Meeting filed with the Securities and Exchange Commission on June 2, 2003 and (iv) all executive officers and directors as a group. All persons listed have an address c/o the Company’s principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.

	Shares Beneficially
	Owned

Name of Beneficial Owners	Number	Percent

James R. Lavelle(1)	1,305,308	8.4

Daniel E. Jackson(2)	1,099,473	7.2

Anthony M. Frank(3)	182,156	1.2

Curtis J. Parker(4)	142,242	*

Debra J. Richardson(5)	10,000	*

Skiritai Capital LLC(6)	807,000	5.4

All executive officers and directors as a group (5 person)(7)	2,739,179	17.1

*	Less than 1%

(1)	Includes 400,000 shares issuable upon exercise of options exercisable within 60 days of May 30, 2003.

(2)	Includes 250,000 shares issuable upon exercise of options exercisable within 60 days of May 30, 2003.

(3)	Includes 110,000 shares issuable upon exercise of options exercisable within 60 days of May 30, 2003.

(4)	Includes 136,250 shares issuable upon exercise of options exercisable within 60 days of May 30, 2003.

(5)	Includes 10,000 shares issuable upon exercise of options exercisable within 60 days of May 30, 2003.

(6)	The address of the stockholder is 655 Montgomery Street, Suite 1438, San Francisco, California 94111. Data obtained from the stockholder’s Schedule 13D filed with the Securities and Exchange Commission on June 24, 2002.

(7)	Includes 906,250 shares issuable upon exercise of options exercisable within 60 days of May 30, 2003.

Stockholder Proposals for 2004 Annual Meeting.

      Stockholders who intend to present proposals at the Cotelligent 2004 Annual Meeting under SEC Rule 14a-8 must insure that such proposals are received by the Secretary of the Company not later than February 5, 2004. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company’s 2004 proxy materials. In order for a proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of SEC Rule 14a-4 (c), such proposal must comply with the advance notice provisions of Cotelligent’s By-laws.

      The advance notice provisions of Cotelligent’s By-laws require that, in order to be properly brought before the 2004 Annual Meeting, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to the Secretary of the Company not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our By-laws must be received no earlier than March 12, 2004 nor later than April 11, 2004.

      PLEASE INDICATE YOUR SUPPORT OF THE OFFER AND THE PROPOSED MERGER BY COMPLETING, SIGNING AND DATING THE ENCLOSED GOLD PROXY CARD AND RETURN IT PROMPTLY TO                               ,                               IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF THE ENVELOPE IS MAILED IN THE UNITED STATES.

ANNEX A

INFORMATION ABOUT THE PARTICIPANTS IN OUR SOLICITATION OF PROXIES

      The following persons are participants in our solicitation of proxies in connection with the Annual Meeting: (i) G&G Holdings (ii) our director nominee, Richard Green, and (iii) Steve Galvanoni.

      G&G Holdings, LLC is a Delaware limited liability company was formed to acquire and make strategic investments in selected technology companies. The address of G&G Holdings, LLC’s principal executive offices is 26431 Crown Valley Parkway, Suite 200 Mission Viejo, California 92691.

Occupations

      The present principal occupation or employment of our director nominee is described in our proxy statement under the heading “Election of Director” The present principal occupation of Steve Galvanoni is Chief Executive Officer of Effective Technology Consultants LLC. The business address of our director nominee and Steve Galvanoni is 26431 Crown Valley Parkway, Suite 200 Mission Viejo, California 92691.

Security Ownership

      The participants in our proxy solicitation and their associates may be deemed to have beneficial ownership of Cotelligent common stock as set forth below.

	Shares Beneficially
	Owned

Name of Beneficial Owners	Number	Percent

G&G Holdings, LLC(1)	641,500	4.3	(2)

Richard Green(3)	641,500	—

Steve Galvanoni(4)	641,500	—

(1)	G&G Holdings, LLC is the beneficial owner of an aggregate of 641,500 shares of Common Stock. Such shares of Common Stock are held by G&G Holdings, LLC through a “street name” holder of record G&G Holdings, LLC has sole, direct beneficial ownership of its shares and exercises sole voting and investment power with respect to those shares.

(2)	Based on 15,068,855 shares of Common Stock outstanding as disclosed by Cotelligent in its most recent Proxy Statement filed with the SEC on June 2, 2003.

(3)	Includes 641,500 shares of Cotelligent common stock held by G&G Holdings, LLC that, as a Managing Partner of G&G Holdings, LLC, Richard Green may be deemed to beneficially own. Filing of this statement shall not be construed as an admission of such beneficial ownership for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act.

(4)	Includes 641,500 shares of Cotelligent common stock held by G&G Holdings, LLC that, as Managing Partner of G&G Holdings, LLC, Steve Galvanoni may be deemed to beneficially own. Filing of this statement shall not be construed as an admission of such beneficial ownership for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act.

      No participant in our solicitation of proxies and no associate of any participant (within the meaning of the federal proxy rules) beneficially owns any securities of Cotelligent other than common stock (and the accompanying Rights under Cotelligent’s stockholder rights plan). No participant in our solicitation of proxies beneficially owns any securities of any parent or subsidiary of Cotelligent. No participant has record but not beneficial ownership with respect to any securities of Cotelligent.

Transactions in Cotelligent Securities

      Other than the transactions described below, no participant in our solicitation of proxies has purchased or sold any securities of Cotelligent in the past two years. No participant borrowed any funds to make any purchases of Cotelligent securities.

Shares of Cotelligent Common Stock Purchased and sold by Effective Technology Consultants LLC:

	Number
Date	of Shares	Transaction

October 5, 2002	250,000	Purchase

October 10, 2002	10,000	Purchase

October 12, 2002	67,000	Purchase

October 15, 2001	3,000	Purchase

October 19, 2001	500,000	Purchase

June 12, 2002	87,000	Sale

July 15, 2002	7,500	Sale

      Effective Technology Consultants LLC contributed the above listed shares of Cotelligent common stock to G&G Holdings, LLC as a capital contribution made on behalf of Messrs. Galvanoni and Green on December 2, 2002 as its Managing Partners.

Arrangements, Interests and Transactions

      Except as listed below, no participant in our solicitation of proxies is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of Cotelligent, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

      No participant in our solicitation of proxies, no associate of any participant and no person who is a party to any arrangement or understanding pursuant to which our director nominee is proposed to be elected has any arrangement or understanding with any person with respect to any future employment by Cotelligent or its affiliates or with respect to any future transactions to which Cotelligent or any of its affiliates will or may be a party.

      G&G Holdings, G&G Holdings’ Managing Director and Managing Partner may have interests in the solicitation of proxies in support of our director nominee from either direct or indirect beneficial ownership of the common stock of Cotelligent. In addition, our director nominee is expected to receive customary compensation from Cotelligent in exchange for his services as a director, if elected.

      There has been no transaction or series of similar transactions since the beginning of Cotelligent’s last completed fiscal year, and there is no currently proposed transaction or series of similar proposed transactions, to which Cotelligent or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any participant in our solicitation of proxies or any associate of any participant had, or will have, a direct or indirect material interest.

      Following the Annual Meeting, G&G Holdings and the other participants in G&G Holdings’ solicitation of proxies in connection with the Annual Meeting may consider other actions to increase stockholder value for Cotelligent’s stockholders. These actions may include, among other things, further changes in Cotelligent’s board of directors such as replacing one or more incumbent directors, increasing the size of the board and electing additional representatives of G&G Holdings to serve as Cotelligent directors.

ADDITIONAL INFORMATION ABOUT OUR DIRECTOR NOMINEE

      Our director nominee presently holds no positions with Cotelligent.

      There is no arrangement or understanding between our director nominee and any other person pursuant to which our director nominee was selected as a nominee.

      There is no family relationship (within the meaning of the federal securities laws) between our director nominee and any director of Cotelligent, executive officer of Cotelligent or person nominated by Cotelligent to become a director or executive officer.

      There is, and has been, no legal or other proceeding involving our director nominee that is required to be disclosed under the federal proxy rules.

      Our director nominee (i) does not have any business relationship that is required to be disclosed by the federal proxy rules, (ii) has not had any such relationship since the beginning of Cotelligent’s most recently completed fiscal year, and (iii) has not, since the beginning of Cotelligent’s last completed fiscal year, been indebted to Cotelligent or any of its subsidiaries in an amount that exceeds $60,000.

      Neither our director nominee nor any associate of our director nominee has received any compensation from Cotelligent as a director or executive officer of Cotelligent. Had our director nominee been a director of Cotelligent and a member of the compensation committee of Cotelligent’s board of directors during Cotelligent’s last completed fiscal year, there would have been no compensation committee interlocks within the meaning of the federal proxy rules.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Our director nominee is currently not required to file reports related to Cotelligent pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended.

GOLD PROXY CARD

COTELLIGENT, INC.

Proxy for the Annual Meeting of Stockholders

To be held on July 10, 2003 at 9:00 a.m.

Pacific Daylight Savings Time

This Proxy is being solicited by G&G Holdings, LLC.

     The undersigned stockholder of Cotelligent, Inc. hereby appoints Richard Green and Steve Galvanoni, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Cotelligent, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Hyatt Newporter, 1107 Jamboree Road, Newport Beach, California on July 10, 2003 at 9:00 a.m. Pacific Daylight Savings Time, and at any adjournment, postponement or rescheduling thereof (1) as hereinafter specified upon the proposal listed on the reverse side and as more particularly described in the Proxy Statement of G&G Holdings, LLC dated June      , 2003 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSAL.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE

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[_]	Please mark votes as in this example

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

     A vote FOR the following proposals is recommended by G&G Holdings, LLC:

     1.     To elect our nominee, Richard Green, as a Class II director to hold office for a three-year term and until his successor is elected and qualified:

[ ]	FOR our nominee,	[ ]	WITHHOLD AUTHORITY
	Richard Green		to vote for our nominee,
Richard Green

     Please sign here. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.

Signature:	Date:

Signature:	Date:

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